Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended                   10/31/2006
     Distribution Date                      11/15/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                           Total     Allocated to         Allocated to Investor Interest
 1   Sources of funds                                                 Transferor       Total      Series 05-A   Series 05-B
                                                         ------------------------------------------------------------------
     Principal Collections                                1,069,982       408,442       661,541       330,684       330,857
     Finance Charge Collections                              70,550        26,931        43,619        21,804        21,815
     Interchange                                              9,353         3,570         5,783         2,891         2,892
                                                         ------------------------------------------------------------------
     Total Funds Received                                 1,149,886       438,943       710,943       355,378       355,565

 2   Application of Principal Collections                  Total      Series 05-A   Series 05-B
     Investor Percentage of Principal Collections           661,541       330,684       330,857
     deduct:
     Utilised Retained Principal Collections
                  allocable to Class C                            0             0             0
                  allocable to Class B                            0             0             0
     Transferred to Series Collections Ledger                     0             0             0
     Shared Principal Collections                                 0             0             0

                                                         --------------------------------------
     Cash Available for Acquisition                         661,541       330,684       330,857

 3   Application of Finance Charge Collections             Total      Series 05-A   Series 05-B
     Investor Percentage of Finance Charge Collections       49,402        24,695        24,708
     deduct:
     Trustee payment amount                                    1.50             1             1
     Loan Note Issuer Costs                                      25            12            12
     Monthly Distribution Amounts                            12,072         6,018         6,054
     Servicing fee payable to RBS                             1,807           903           904
     Cash Management fee payable to RBS                           1          0.50          0.50
     Investor Default Amount                                 20,859        10,427        10,432
     Expenses loan principal and interest                        --            --            --

     Available Spread                                        14,637         7,333         7,304

 4   Payments in respect of the Securities

     Series 05-A                                           Class A       Class B       Class C
                                                           USD 000s      USD 000s      USD 000s
     Balance at 16 Oct 2006                               2,175,000       175,000       150,000
     Principal repayments on 15 Nov 2006                         --            --            --
                                                         ---------------------------------------
     Balance carried forward on 15 Nov 2006               2,175,000       175,000       150,000
                                                         ---------------------------------------

     Interest due on 15 Nov 2006                              9,679           802           705
     Interest paid                                           (9,679)         (802)         (705)
                                                         ---------------------------------------
     Interest unpaid                                             --            --            --

     Series 05-B                                          Class A-1    Class A-2    Class A-3    Class B-3    Class C-1    Class C-3
                                                          USD 000s     EUR 000s     GBP 000s     GBP 000s     USD 000s     GBP 000s
     Balance at 16 Oct 2006                                 435,000      450,000      700,000      101,000       42,000       63,000
     Principal repayments on 15 Nov 2006                         --           --           --           --           --           --
                                                         ---------------------------------------------------------------------------
     Balance carried forward on 15 Nov 2006                 435,000      450,000      700,000      101,000       42,000       63,000
                                                         ---------------------------------------------------------------------------

     Interest due on 15 Nov 2006                                 --        1,289           --           --           --           --
     Interest paid                                               --       (1,289)          --           --           --           --
                                                         ---------------------------------------------------------------------------
     Interest unpaid                                             --           --           --           --           --           --

 5   Transaction Accounts and Ledgers

                                                            Total     Series 05-A    Series 05-B
     Reserve Account
     Required Reserve Amount                                     --            --            --
                                                         ---------------------------------------
     Balance at 16 Oct 2006                                      --            --            --
     Transfer in/out this period                                 --            --            --
     Interest earned                                             --            --            --
                                                         ---------------------------------------
     Balance carried forward on 15 Nov 2006                      --            --            --
                                                         ---------------------------------------

     Spread Account
     Required Spread Account Amount                              --            --            --
                                                         ---------------------------------------
     Balance at 16 Oct 2006                                      --            --            --
     Transfer in/out this period                                 --            --            --
     Interest earned                                             --            --            --
                                                         ---------------------------------------
     Balance carried forward on 15 Nov 2006                      --            --            --
                                                         ---------------------------------------

     Principal Funding Account
     Balance at 16 Oct 2006                                      --            --            --
     Transfer in/out this period                                 --            --            --
     Interest earned                                             --            --            --
                                                         ---------------------------------------
     Balance carried forward on 15 Nov 2006                      --            --            --

 6   Subordination Percentages                                         Series 05-A                           Series 05-B
                                                                Original           Current            Original           Current
                                                         (pound)000    %    (pound)000    %    (pound)000    %    (pound)000    %
     Class A Investor Interest                            1,257,225    87%   1,257,225    87%   1,257,568    87%   1,257,568    87%
     Class B Investor Interest                              101,156     7%     101,156     7%     101,000     7%     101,000     7%
     Class C Investor Interest                               86,705     6%      86,705     6%      87,277     6%      87,277     6%
                                                         ---------------------------------------------------------------------------
     Total Investor Interest                              1,445,087   100%   1,445,087   100%   1,445,845   100%   1,445,845   100%
                                                         ---------------------------------------------------------------------------

 7   Assets of the Trust

                                                                                  (pound)000
                                                                            ----------------
     Total receivables at       31-Oct-06                                   (pound)5,063,743
                                                                            ----------------
     Aggregate amount of receivables that, as at
     31 Oct 2006 were delinquent by:                          30-59 days          65,053
                                                              60-89 days          50,352
                                                             90-179 days         127,843
                                                        180 or more days         187,017

 8   Material Changes

     New Issuance during period                                    NONE

     Material modifications to pool asset terms                    NONE

     Material modifications to origination policies                NONE

     Material breaches of pool asset representations,
     warranties or covenants                                       NONE

 9   Trigger Information

     Series Pay Out Events                                         NONE

     Trust Pay Out Events                                          NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                             NONE

     Changes in Securities                                         NONE

     Submission of Matters to a Vote of Security Holders           NONE

     Other Information                                             NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of November, 2006


     -------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Colin Baillie
     Chief Financial Officer, Cards Business